                                                                   EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                                           Three Months Ended
                                                                March 31,
------------------------------------                       ------------------
                                                             2005      2004
                                                           --------  --------
EARNINGS
--------

Income Before Income Taxes                                 $    566  $    463
Fixed Charges, Excluding Interest
  on Deposits                                                   111        70
                                                           --------  --------
Income Before Income Taxes and
  Fixed Charges, Excluding Interest
  on Deposits                                                   677       533
Interest on Deposits                                            184       118
                                                           --------  --------
Income Before Income Taxes and
  Fixed Charges, Including Interest
  on Deposits                                              $    861  $    651
                                                           ========  ========

FIXED CHARGES
-------------

Interest Expense, Excluding Interest
  on Deposits                                              $     93  $     55
One-Third Net Rental Expense*                                    18        15
                                                           --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                                   111        70
Interest on Deposits                                            184       118
                                                           --------  --------
Total Fixed Charges, Including Interest
  on Deposits                                              $    295  $    188
                                                           ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                                 6.10x     7.61x
Including Interest on Deposits                                 2.92      3.46

*The proportion deemed representative of the interest factor.